Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "MARKETING WORLDWIDE CORPORATION", FILED IN THIS OFFICE ON THE FIRST DAY OF MAY, A.D. 2012, AT 5:26 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State

3683879 8100

120496819

AUTHENTICATION: 9543490

DATE: 05-02-12

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:30 PM 05/01/2012
FILED 05:26 PM 05/01/2012
SRV 120496819 - 3683879 FILE

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION
OF
MARKETING WORLDWIDE CORPORATION

The corporation organized and existing under and by virtue of the General Corporation law of the State of Delaware does hereby certify:

FIRST: That the Board of Directors of MARKETING WORLDWIDE CORPORATION, (the "Corporation") by written consent of its members, filed with the minutes of the Board adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation, as amended and restated (the "Certificate of Incorporation") of the Corporation:

BE IT RESOLVED, that the Corporation shall amend the Certificate of Incorporation to increase the authorized shares to Five Billion Nine Hundred Ten Million (5,910,000,000) shares and to specifically provide.

ARTICLE FOURTH shall read:

4. The total number of shares of stock which the corporation shall have authority to issue is: Five Billion Nine Hundred Ten Million (5,910,000,000) of which stock Five Billion Nine Hundred Million (5,900,000,000) shares of the par value of $.00001 each shall be common stock and of which Ten Million (10,000,000) shares of the par value of $.001 each shall be preferred stock. Further, the board of directors of this corporation, by resolution only and without further action or approval, may cause the corporation to issue one or more classes or one or more series of preferred stock within any class thereof and which classes or series may have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the board of directors, and to fix the number of shares constituting any classes or series and to increase or decrease the number of shares of any such class or series.

The remaining provisions of the Certificate of Incorporation shall remain unchanged.

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware and written notice of the adoption of the amendment has been given as provided in Section 228 of the General Corporation Law of the State of Delaware to every stockholder entitled to such notice.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

FOURTH: That this Certificate of Amendment of the Certificate of Incorporation shall be effective on May 1, 2012 (the "Effective Date").

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed on May 1, 2012.

By: ____________________
Name: Charles Pinkerton
Title: Chief Executive Officer